Exhibit 1.1

HANMI FINANCIAL CORPORATION

Shares of Common Stock

UNDERWRITING AGREEMENT

November 14, 2011

FBR CAPITAL MARKETS & CO.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Hanmi Financial Corporation, a Delaware corporation (the “Company”) confirms its agreement with FBR Capital Markets & Co. (in such capacity, the “Underwriter”), with respect to (i) the sale by the Company of 87,500,000 shares (the “Initial Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) and the purchase by the Underwriter of the number of shares of Common Stock set forth in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 13,125,000 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriter in the numbers of shares of Common Stock set forth in Schedule I hereto. The Initial Shares, including the Initial Shares allocated to the persons in the amounts set forth in Schedule II hereto (such shares, collectively, the “Allocated Initial Shares”), to be purchased by the Underwriter and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-163206) including a prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430B of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b)

Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Base Prospectus” means the prospectus dated November 30, 2009 included in the Registration Statement, including all information incorporated by reference therein. The term “Prospectus Supplement” means the final prospectus supplement specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424 under the Securities Act, including all information incorporated by reference therein. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means the preliminary form of the Prospectus in the form filed with the Commission on November 14, 2011 pursuant to Rule 424 of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III hereto, (iii) any other Free Writing Prospectus (as defined below) listed on Schedule III hereto that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package, and (iv) the pricing and other information as set forth on Exhibit B hereto.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The Company and the Underwriter agree as follows:

1.	Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in Schedule IV hereto, the Company agrees to sell to the Underwriter the Initial Shares, and the Underwriter agrees to purchase from the Company the number of Initial Shares set forth in Schedule I hereto, plus any additional number of Initial Shares which the Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $0.766, the Company hereby grants an option to the Underwriter to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which the Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Underwriter, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and the Underwriter will purchase that proportion of such number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I hereto opposite the name of the Underwriter bears to the total number of Initial Shares, plus any additional number of Option Shares which the Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to such adjustments that the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.	Payment and Delivery

(a) Initial Shares. The Initial Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of the Underwriter, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Underwriter and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Option Shares. Any Option Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of DTC for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriter in the notice given by the Underwriter to the Company of the Underwriter’s election to purchase such Option Shares or on such other time and date as the Company and the Underwriter may agree upon in writing.

3.	Representations and Warranties of the Company:

The Company represents and warrants to the Underwriter as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any) (it being understood that any breach of a representation or warranty made as of the Closing Time or any Option Closing Time that is waived by the Underwriter in writing shall not be indemnifiable under Section 9(a)(i) hereof), and agrees with the Underwriter, that:

(a)	Registration Statement.

(i) The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act and the Securities Act Regulations, which became effective as of November 30, 2009, which provide for the offering of Common Stock and other securities of the Company, including the offering of the Shares, from time to time in accordance with Rule 415(a)(1)(x) of the Securities Act Regulations, and such amendments thereof as may have been required to the date of this Agreement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. Any Rule 462(b) Registration Statement has become effective under the Securities Act. No stop order preventing or suspending use of the Registration Statement, any Rule 462(b) Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with.

(ii) The Registration Statement and any Rule 462(b) Registration Statement, as of their effective dates and as of the date hereof, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter through the Underwriter to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof).

(b) Prospectus. The Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(c) Initial Sale Time. As of 8:00 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, when considered together with the rest of the Disclosure Package, did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by the Underwriter to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof).

(d) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the final Option Closing Time did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superceded or modified.

(e) Free Writing Prospectuses. The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act

Regulations. Except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, and any electronic road show relating to the public offering of Shares contemplated herein, the Company has not prepared, used or referred to any Free Writing Prospectus;

(f) EDGAR. The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriter for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(g) NASDAQ Listing. the Shares have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after Nasdaq shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect, except for such non-compliance that would not provide cause for Nasdaq to commence de-listing procedures against the Company, and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules standards not currently in effect upon the effectiveness of such requirements.

(h) Stockholder Approval. No approval of the stockholders of the Company under the Nasdaq Listing Rules is required for the Company to issue and deliver to the Underwriter the Shares, including such as may be required pursuant to Rule 5635 of the Nasdaq Listing Rules.

(i) Not an Ineligible Issuer. At the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations.

(j) Due Incorporation. Each of the Company and its Subsidiaries (as defined below) is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation of any of the provisions of its respective certificate or articles of incorporation or bylaws or other similar organizational documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other event, fact, circumstance or occurrence, results or would reasonably be expected to result in a material adverse change in or a material adverse effect over a commercially reasonable period on the (i) financial condition, results of operations, business, operations, business assets or regulatory status of the Company and its Subsidiaries, taken as a whole; (ii) legality, validity or enforceability of this Agreement, or (iii) ability on the part of the Company or the Underwriter to consummate the transactions contemplated by this Agreement and to perform in any material respect its obligations under this Agreement within the time frames provided for in this Agreement, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (A) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, (B) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement, (C) changes in the generally accepted accounting principles or regulatory accounting principles generally applicable to banks or their bank holding companies in the United States or Korea, as the case may be, (D) changes in applicable laws, rules and regulations or interpretations thereof by any Governmental Entity (as defined below), except for such changes which would reasonably be expected to have the effect of making illegal the consummation of the transactions contemplated hereby, (E) general changes in global or national economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, equity markets, commodity prices, currency exchange rates, bank failure rates, sovereign debt defaults, capital market conditions or real estate price appreciation/depreciation trends, or in the industries in which the Company and its subsidiaries operate, other than significant, sustained, reasonably unanticipated and materially adverse changes in economic conditions in the United States or Korea, which changes would reasonably be expected to have the effect of making commercially impractical consummation of the transactions contemplated hereby, (F) changes in global or national political conditions, including the outbreak or escalation of war, acts of terrorism or civil unrest, other than significant, sustained, reasonably unanticipated and materially adverse changes in such conditions in the United States or Korea, which changes would reasonably be expected to have the effect of making commercially impractical consummation of the transactions contemplated hereby, (G) the entering into by the Company or any of its Subsidiaries or the continuation (on substantially the same or similar terms) of any Regulatory Agreement (as defined below) and any future classifications, guidance, directives or other supervisory actions (which are reasonably foreseeable based on the current arrangements or agreements) that are related to the Company’s or any of its Subsidiaries’ financial condition as of the date of this Agreement, in and of itself, (H) any failure by the Company to meet any public estimates (disclosed to the public in compliance with applicable laws and consistent with past practice) or expectations or analysts estimates or expectations of the Company’s financial condition, results of operations or other measures of financial performance for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its financial condition, results of operations, or other measures of financial performance, (I) the results of operations and cash flow for the period ended, and changes in the financial condition and shareholders equity of the Company at September 30, 2011, or (J) any legal proceedings (other than a permanent injunction or order that prohibits the consummation of the transactions contemplated hereby) made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of this Agreement or any of the transaction contemplated hereby. For purposes of this Agreement, “Subsidiary” means those entities described in Section 3(k) of this

Agreement. For purposes of this Agreement, “Governmental Entity” means any governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations.

(k) Subsidiaries. The subsidiaries listed in the Exhibit 21 incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (each a “Subsidiary”) are the Company’s only “significant subsidiaries,” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary, free and clear of any and all Liens (other than Permitted Liens), and all the issued and outstanding shares of capital stock or other equity interests, as the case may be, of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character whatsoever providing for the purchase or issuance of any Subsidiary’s capital stock or any securities representing the right to purchase or otherwise receive any shares of such Subsidiary’s capital stock. Except in respect of the Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. Hanmi Bank, the Company’s principal subsidiary (“Hanmi Bank”), is (A) duly organized and validly existing as a banking institution chartered by the State of California, (B) in good standing with the Department of Financial Institutions of the State of California (“CDFI”), (C) a member bank of the Federal Reserve System and (D) its deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. For purposes of this Agreement, “Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, hypothecation, charge, security interest, right of first refusal, right of first offer, preemptive right or other restrictions of any kind. For purposes of this Agreement, “Permitted Liens” means (i) Liens for Taxes (as defined below) and other governmental charges and assessments arising in the ordinary course that are not yet due and payable, (ii) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property that are, individually or in the aggregate, (A) not material in amount or (B) do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection. For the purposes of this Agreement, the term “Tax” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem stamp, transfer, gains or value added; license, registration and documentation fees, and customs’ duties, tariffs, and similar charges.

(l) Due Authorization and Enforceability. The Company has the full corporate power and authority to enter into this Agreement, and to perform and discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity (whether applied in equity or in law).

(m) The Shares. The issuance of the Shares has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, the Shares will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company, which have not been waived or complied with and the Shares will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(n) Capitalization. The information set forth under the caption “Capitalization” in the Prospectus (and any similar sections or information, if any, contained in the Disclosure Package and Registration Statement) is fairly presented on a basis consistent with the Company’s financial statements. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” (and any similar sections or information, if any, contained in the Disclosure Package). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company. Other than those described in the Registration Statement, the Prospectus and the Disclosure Package or as set forth herein, there are no (i) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, other than those issued or granted pursuant to equity or incentive plans or arrangements described in the Registration Statement, the Prospectus and the Disclosure Package; (ii) material outstanding debt securities, notes or other instruments evidencing indebtedness of the Company or by which the Company is bound carrying the right to vote on any matters on which the stockholders of the Company may vote; (iii) agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (iv) outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (v) securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; and (vi) stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement of the Company.

(o) No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale by the Company of the Shares, do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation or bylaws; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any note, bond, mortgage indenture deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Company Significant Subsidiaries is subject; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no stockholders agreements, voting agreements or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders. For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or Hanmi Bank after reasonable due inquiry.

(p) No Consents Required. No approval, authorization, consent or order of or filing, or registration with, any Governmental Entity, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) as may be required under the Securities Act, (ii) any necessary qualification of the Shares under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or (iv) the NASDAQ Global Select Market.

(q) Registration Rights. There are no written contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company to register any securities with the Commission.

(r) Independent Accountants. KPMG, LLP, whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s Knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(s) Financial Statements. The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and present fairly in all material respects (i) the financial condition of the Company as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, and are in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

(t) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(u) Accounting Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company, its

Subsidiaries or, to the Company’s Knowledge, any director, officer, auditor or accountant of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices.

(v) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent, incurred by the Company, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options, warrants or other equity awards under the Company’s equity incentive plans existing on the date hereof), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options or other equity awards under the Company’s equity incentive plans existing on the date hereof) of the Company.

(w) Legal Proceedings. There are no legal or governmental actions, suits, claims or proceedings (each, an “Action”) pending or, to the Company’s Knowledge, threatened or contemplated to which the Company is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any Governmental Entity or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty during the past 10 years.

(x) Regulatory Agreements. Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package (each, a “Regulatory Agreement”), the Company and each Subsidiary (i) has not received, consented to, or entered into any notice, communication, memorandum, agreement or order of any applicable Governmental Entity directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of the Company and (ii) is not aware of any basis for any unresolved violation of any applicable Governmental Entity with respect to any Regulatory Agreement which if resolved in a manner adverse to the Company could reasonably be expected to have a Material Adverse Effect.

(y) CRA Compliance. Each of the Company and Hanmi Bank, as applicable, is in compliance, in all material respects, with the applicable provisions of the CRA (as defined below), and, as of the date of this Agreement, the Company has received a CRA rating of “satisfactory” or better from the applicable Governmental Entity. To the Company’s Knowledge, there is no fact or circumstance or set of facts or circumstances that would cause the Company to fail to comply with such provisions in a manner that could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “CRA” means the Community Reinvestment Act of 1977 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

(z) Loan Loss Reserves. Each of the reserve and allowances for possible loan losses and the carrying value for real estate owned which are shown on the financial statements of the Company included in the SEC Reports (as defined below) has been established in conformity with all applicable requirements, rules and policies of applicable Governmental Entities and complies with GAAP applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such financial statements.

(aa) Regulatory Permits. Each of the Company and the Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate Governmental Entities necessary to conduct its business as currently conducted, except where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation or material adverse modifications of any Material Permits.

(bb) Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries that would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act and included in an SEC Report. Neither the Company nor any of its Subsidiaries is in material default under or in material violation of, nor to the Company’s Knowledge, has received written notice of termination or default under any Material Contract. For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.

(cc) No Violation. The Company is not in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not reasonably be expected to result in a Material Adverse Effect.

(dd) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee) No Price Stabilization. The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ff) Good Title to Property. The Company has good and valid title to all property (whether real or personal) material to the business of the Company and described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, in each case free and clear of all Liens (other than Permitted Liens), except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate have a Material Adverse Effect. All of the property described in the Registration Statement, Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except those that, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. All of the property described in the Registration Statement, Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company.

(gg) Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and Subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the foregoing except for those that could not reasonably be expected to have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package, the Registration Statement and the Prospectus are, to the Company’s Knowledge, valid, binding upon, and enforceable by or against the parties thereto in accordance to their terms. To the Knowledge of the Company, the Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no Knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. To the Company’s Knowledge, the Company’s Intellectual Property does not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. To the Company’s Knowledge, the Company has not received notice of any material claim against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. To the Company’s Knowledge, the Company has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.

(hh) No Labor Disputes. No labor dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, there has been no violation of any federal, state, or local law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company except as would not reasonably be expected to have a Material Adverse Effect.

(ii) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it that would reasonably be expected to result in a Material Adverse Effect.

(jj) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk) Compliance with Environmental Laws. The Company (i) has not received written notice that it is not in compliance with any applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), and (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ll) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be commercially reasonable in the businesses and locations in which the Company and the Company Significant Subsidiaries are engaged.

(mm) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.

(nn) Brokers Fees. Except as disclosed in the Disclosure Package, the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(oo) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any written notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from the NASDAQ Global Select Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Global Select Market. The Company’s Common Stock is listed on the NASDAQ Global Select Market, and to the Company’s Knowledge, the Company and its Common Stock meet the criteria for continued listing and trading on the NASDAQ Global Select Market.

(qq) Sarbanes-Oxley Act. The Company, and to its Knowledge, all of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission that are effective and applicable to the Company as of the date hereof, it being understood that no representation or warranty is made with respect to any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are not effective and applicable to the Company as of the date hereof. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002.

(rr) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(ss) Money Laundering Laws. To the Company’s Knowledge, the operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the Company’s Knowledge, threatened against the Company.

(tt) OFAC. Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s Knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu) Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (the “SEC Reports”), except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(vv) Officers’ Certificates. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to Underwriter as to the matters covered thereby.

(ww) Offering Material. In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

(xx) Bank Holding Company. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(yy) Regulatory Compliance. Except as described in the Disclosure Package and the Prospectus (including as described in documents incorporated by reference), the Company and each of its subsidiaries are in compliance in all material respects with all applicable laws and regulations administered by the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the California Department of Financial Institutions (“DFI”) (collectively with the FDIC, the Federal Reserve Board and the DFI, the “Bank Regulatory Authorities”), except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that such Bank Regulatory Authority is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions; the deposit accounts of Hanmi Bank, are insured with the FDIC up to applicable limits to the fullest extent permitted by law; no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or Hanmi Bank, threatened; Hanmi Bank is the only bank subsidiary of the Company; and Hanmi Bank is a member in good standing with the Federal Home Loan Bank of San Francisco.

(zz) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aaa) No Restrictions on Subsidiaries. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

4.	Certain Covenants:

The Company hereby agrees with the Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign), as applicable, as the Underwriter may designate and to maintain such qualifications in effect as long as requested by the Underwriter for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment has become effective under the Securities Act or the Securities Act Regulations;

(c) to prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than on the day following the execution and delivery of this Agreement or on such other day as the parties hereto may mutually agree to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T and Rule 424 of the Securities Act Regulations;

(d) to advise the Underwriter promptly and (if requested by the Underwriter) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e) to furnish a copy of each proposed Free Writing Prospectus to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act Regulations, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto;

(f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g) to advise the Underwriter immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Company, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

(h) to advise the Underwriter promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations if, in the judgment of the Company or in the reasonable opinion of the Underwriter or counsel for the Underwriter, (i) such event or development would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of such event or development any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the

Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriter and to dealers, copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;

(i) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Underwriter, after advice of counsel, be required by the Securities Act or requested by the Commission;

(j) through the Closing Time and the Option Closing Time, if any, prior to filing with the Commission with respect to the Shares any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing;

(k) to furnish, upon written request, promptly to the Underwriter a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Underwriter may reasonably request;

(l) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;

(m) to make generally available to its security holders and to deliver to the Underwriter as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

(n) to use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq Global Select Market and to file with the Nasdaq Global Select Market all documents and notices required by the Nasdaq Global Select Market of companies that have securities that are traded on the Nasdaq Global Select Market;

(o) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(p) to refrain, from the date hereof until ninety (90) days after the date of the Prospectus, without the prior written consent of the Underwriter, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8), or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any grant of options or other equity-based awards pursuant to the Company’s outstanding equity incentive plans, or (C) shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus;

(q) not to, and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(r) to cause each executive officer and director of the Company to furnish to the Underwriter, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period from the date hereof until ninety (90) days after the date of the Prospectus, without the prior written consent of the Underwriter except as expressly permitted in such letter or letters;

(s) if, at any time during the 90-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Underwriter, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Underwriter advising the Company to the effect set forth above, to forthwith prepare, consult with the Underwriter concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event; and

(t) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

5.	Payment of Expenses:

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriter, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriter and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Underwriter have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriter ) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) filing for review of the public offering of the Shares by FINRA (including the legal fees and filing fees and other disbursements of counsel for the Underwriter relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq Global Select Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Underwriter and its legal counsel and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Underwriter, the Company will provide funds in advance for filing fees.

(b) The Company agrees to reimburse the Underwriter for its reasonable out-of-pocket expenses actually incurred in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, and the reasonable fees and expenses of the Underwriter’s outside legal counsel; provided that the amount of the fees and expenses that the Company shall be required to reimburse the Underwriter under this Section 5(b) shall not exceed $250,000 in the aggregate.

(c) If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will also reimburse the Underwriter for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriter’s counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by Underwriter in connection with this Agreement or the transactions contemplated herein.

6.	Conditions of the Underwriter’s Obligations:

The obligations of the Underwriter hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy, in all respects, of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a) Greenberg Traurig, LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, in the form attached as Exhibit C hereto, at the Closing Time and on each Option Closing Time, as the case may be, in form and substance reasonably satisfactory to the Underwriter and in the form provided herewith.

(b) On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Underwriter shall have received from KPMG, LLP letters dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements and certain financial information of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, however, that the letters delivered at the Closing Time and each Option Closing Time (as applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

(c) Morrison & Foerster LLP, counsel for the Underwriter, shall have furnished to the Underwriter their written opinion or opinions, at the Closing Time and on each Option Closing Time, as the case may be, in form and substance satisfactory to the Underwriter.

(d) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriter shall have objected in writing.

(e) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) All filings with the Commission required by Rule 424 under the Securities Act Regulations to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(g) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Effect, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Underwriter’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(h) The Shares shall have been approved for inclusion in the Nasdaq Global Select Market.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) The Underwriter shall have received lock-up agreements from each executive officer and director, of the Company, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(k) The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriter a certificate of its Chief Executive Officer and Chief Financial Officer, to the effect of the statements set forth in Exhibit D attached hereto.

(l) The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, and such other matters as of the Closing Time or any Option Closing Time, as the Underwriter may reasonably request.

7.	Termination:

The obligations of the Underwriter hereunder shall be subject to termination in its absolute discretion, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 of this Agreement shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, there has been any Material Adverse Effect of the Company, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq Global Select Market, or if trading generally on the New York Stock Exchange or in the Nasdaq Stock Market (“NASDAQ”) has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or NASDAQ or by order of the Commission or any other governmental authority, or (v) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriter shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent expressly provided in Sections 5 and 9 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent expressly provided in Section 9 hereof) or to one another hereunder.

8.	Intentionally Omitted

9.	Indemnity and Contribution by the Company and the Underwriter:

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein,

(B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Base Prospectus, any Preliminary Prospectus and the Prospectus as amended or supplemented by the Company), (C) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (D) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (E) any untrue statement or alleged untrue statement of any material fact contained in any roadshow as defined by Rule 433 under the Securities Act, including slides used in connection therewith; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement, Prospectus or Application (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to this subsection (a), the Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of written notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in the case of clause (A), (B) or (C) only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein. The statements set forth in the paragraph identified by “Stabilization” and the concession figures appearing in the second paragraph under the caption “Underwriting” of the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of Section 3(a)(ii) and Section 3(c) of this Agreement and this Section 9.

If any action is brought against the Company, or any such person in respect of which indemnity may be sought against Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the prior written consent of the Underwriter.

(c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and of the Underwriter in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.	Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the

Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11.	Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriter undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriter with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriter shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters); and (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests. The Company acknowledges that the Underwriter disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriter’s performance of the duties and obligations expressly set forth herein.

12.	Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered to FBR Capital Markets & Co., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010.

13.	Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.	Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

15.	Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

HANMI FINANCIAL CORPORATION

By:	/s/ Jay S. Yoo
Name: Jay S. Yoo
Title: CEO and President

Accepted and agreed to as

of the date first above written:

FBR CAPITAL MARKETS & CO.

By: /s/ Paul T. Dell’Isola
Name:	Paul T. Dell’Isola
Title:	Senior Managing Director and Co-Head of Capital Markets

Schedule I

Underwriter	Number of Initial Shares to be Purchased	Number of Option Shares that may be Purchased

FBR Capital Markets & Co.	87,500,000	13,125,000

Total	87,500,000	13,125,000

Schedule III

Issuer Free Writing Prospectuses and Free Writing Prospectuses

None.

Schedule IV

1.	The public offering price per share for the Shares shall be $0.80.
2.	The purchase price per share for the Shares (excluding the Allocated Initial Shares and the Woori Initial Shares (defined below)) to be paid by the Underwriter shall be $0.766, being an amount equal to the public offering price per share set forth above less $0.034 per share.
3.	The purchase price per share for the Allocated Initial Shares to be paid by the Underwriter shall be $0.792, being an amount equal to the public offering price set forth above less $0.008 per share; provided, however, that notwithstanding anything to the contrary in this Agreement, any Allocated Initial Shares not purchased by any person set forth in Schedule II shall be offered to the public as part of the public offering contemplated hereby, in which case the purchase price per share for such Allocated Initial Shares to be paid by the Underwriter shall be $0.766, being an amount equal to the public offering price per share set forth above less $0.034 per share.
4.	The purchase price per share for 10,000,000 Initial Shares allocated to Woori Investment & Securities (the “Woori Initial Shares”) to be paid by the Underwriter shall be $0.80, being an amount equal to the public offering price per share set forth above; provided, however, that notwithstanding anything to the contrary in this Agreement, any Woori Initial Shares not purchased by Woori Investment & Securities or its designated affiliates shall be offered to the public as part of the public offering contemplated hereby, in which case the purchase price per share for such Allocated Initial Shares to be paid by the Underwriter shall be $0.766, being an amount equal to the public offering price per share set forth above less $0.034 per share.

Exhibit B

Shares of Common Stock

(Par Value $0.001 Per Share)

1.	The public offering price per share for the Shares shall be $0.80.

2.	The number of Initial Shares offered shall be 87,500,000 and the Option Shares that may be issued pursuant to the over-allotment option shall be 13,125,000.

B-1